UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LECROY CORPORATION

(Name of Registrant as Specified in its Charter)

Not Applicable

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LeCROY CORPORATION

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 3, 2008

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

September 29, 2008

Dear Fellow Stockholder:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at LeCroy Corporation’s executive offices located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, on Monday, November 3, 2008 at 11:00 a.m., Eastern Time, for the following purposes:

1.	To elect two directors to the Board of Directors of the Company, each to serve for a term of three years;

2.	To approve the 2008 Stock Incentive Plan which provides for 2,800,000 shares of common stock reserved for issuance under the Plan;

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 27, 2009;

4.	To consider and act upon any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on September 12, 2008, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

Sean B. O’Connor

Secretary

EVERY STOCKHOLDER’S VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

LeCROY CORPORATION

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

MONDAY, NOVEMBER 3, 2008

Solicitation by Board of Directors

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation (“LeCroy,” “Company,” “we,” “our” or “us”) in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on November 3, 2008, at 11:00 a.m., Eastern Time, at our executive offices, at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977, and at any adjournment or postponement thereof.

Record Date

The close of business on September 12, 2008, is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Solicitation of Proxies and Mailing Date

This Proxy Statement and proxies for use at the Annual Meeting will be mailed to stockholders on or about September 29, 2008, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by our officers, directors or regular employees, who will not receive any additional compensation for such solicitation activities. We have retained Broadridge Investor Communications Solutions, Inc., professional proxy solicitors, to assist with the solicitation. We will pay the entire cost of this proxy solicitation, including Broadridge’s fee, which we expect to be approximately $12,000. Our Annual Report for the fiscal year ended June 28, 2008, containing our audited financial statements and the notes thereto, is being mailed to stockholders concurrently with this Proxy Statement.

Shares Outstanding

As of the close of business on September 12, 2008, we had outstanding 12,350,250 shares of Common Stock, $.01 par value. Each share of our Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

Voting Rights

The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares that reflect abstentions or “broker non-votes” (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be counted as votes on any proposals at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on Proposal 1, Proposal 2 or Proposal 3.

Votes Required

The affirmative vote of the holders of a plurality of the shares of stock present or represented and actually voted at the Annual Meeting is required for the election of directors.

The Board of Directors has unanimously approved and recommends that you vote:

FOR	Each of the nominees for election to the Board of Directors;
FOR	The approval of our 2008 Stock Incentive Plan;
FOR	The ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2009.

Revoking a Proxy

A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

Voting of Proxies

Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specific instructions are given, your shares will be voted for Proposal 1, Proposal 2 and Proposal 3 as set forth in the accompanying Notice of the Annual Meeting of Stockholders, and in accordance with the best judgment of the named proxies on any other matters that may properly come before the Annual Meeting.

The Board of Directors knows of no matters, other than Proposal 1, Proposal 2 and Proposal 3 to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 31, 2008, by (i) each person or group who is known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock, (ii) each director and nominee for director, (iii) each Named Executive Officer described in the section of this Proxy Statement captioned “Executive Officer Compensation” and (iv) all current directors and executive officers of LeCroy as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 31, 2008, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 12,359,376 shares outstanding as of July 31, 2008. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting power and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each of the following stockholders is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

Title of Class	Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Common	State of Wisconsin Investment Board (1) P.O. Box 7842 Madison, Wisconsin 53707	1,187,372	9.6
Common	Dimensional Fund Advisors LP (2) 1299 Ocean Avenue Santa Monica, California 90401	1,029,160	8.3
Common	Royce & Associates, LLC (3) 1414 Avenue of the Americas New York, New York 10019	988,300	8.0
Common	The TCW Group, Inc., on behalf of the TCW Business Unit (4) 865 South Figueroa Street Los Angeles, California 90017	937,796	7.6
Common	Renaissance Technologies, LLC (5) 800 Third Avenue New York, New York 10022	915,100	7.4
Common	Reich & Tang Asset Management, LLC (6) 600 Fifth Avenue New York, New York 10020	795,000	6.4
Common	Kennedy Capital Management, Inc. (7) 10829 Olive Blvd. St. Louis, Missouri 63141	769,894	6.2
Common	Essex Investment Management Company, LLC (8) 125 High Street, 29th Floor Boston, Massachusetts 02110	731,952	5.9
Common	LSV Asset Management (9) 1 N. Wacker Drive, Suite 4000 Chicago, Illinois 60606	654,350	5.3
Common	Thomas H. Reslewic (10)	345,074	2.8
Common	Walter O. LeCroy, Jr. (11)	274,480	2.2
Common	Carmine J. Napolitano (12)	204,702	1.7
Common	David C. Graef (13)	117,919	*
Common	Robert E. Anderson (14)	80,770	*
Common	Charles A. Dickinson (15)	74,700	*
Common	Allyn C. Woodward, Jr. (16)	74,700	*
Common	Conrad J. Fernandes (17)	66,938	*
Common	Sean B. O’Connor (18)	66,204	*
Common	William G. Scheerer (19)	63,900	*
Common	Norman R. Robertson (20)	41,700	*
Common	Robert W. Chlebek (21)	—	*
Common	All executive officers and directors as a group (14 persons)(22)		12.1

*	Denotes less than 1% of the outstanding Common Stock
(1)	Based on information contained in a Schedule 13G filed with the SEC on February 2, 2008.
(2)	Based on information contained in a Schedule 13G filed with the SEC on February 6, 2008.
(3)	Based on information contained in a Schedule 13G filed with the SEC on January 29, 2008.
(4)

Based on information contained in a Schedule 13G filed with the SEC on February 11, 2008. Includes 937,796 shares held by The TCW Group, Inc. and its direct and indirect subsidiaries, Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company. The TCW Group, Inc. and its direct and indirect subsidiaries exercise shared voting power over 769,882 shares and shared dispositive power over 937,796 shares. The ultimate parent company of The TCW Group, Inc. is Société Générale, S.A., a French corporation. Société Générale, S.A., its executive officers and directors, and its direct and indirect subsidiaries may beneficially own some of our shares (other than shares held by The TCW Group, Inc. and its direct and indirect subsidiaries) and such shares are not included herein. The TCW Group, Inc. disclaims beneficial ownership of any shares beneficially owned by Société Générale, S.A. and any of Société Générale S.A.’s other business units. Société Générale, S.A. disclaims beneficial ownership of shares beneficially owned by The TCW Group, Inc.

(5)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2008.
(6)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2008. Reich & Tang Asset Management exercises shared voting power and dispositive power over 795,000 shares.
(7)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2008.
(8)	Based on information contained in a Schedule 13G filed with the SEC on January 30, 2008.
(9)	Based on information contained in a Schedule 13G filed with the SEC on February 12, 2008.
(10)	Includes 190,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(11)	Excludes 4,183 shares of Common Stock held in certain trusts for the benefit of Mr. LeCroy’s family, of which shares Mr. LeCroy disclaims beneficial ownership.
(12)	Includes 148,178 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(13)	Includes 77,100 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(14)	Includes 55,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(15)	Includes 55,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008. Mr. Dickinson will be retiring at the end of his Board term, at the upcoming Annal Meeting.
(16)	Includes 55,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(17)	Includes 146 shares held jointly by Mr. Fernandes and his spouse and 35,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(18)	Includes 17,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(19)	Includes 200 shares held jointly by Mr. Scheerer and his spouse and 50,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(20)	Includes 22,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.
(21)	Nominee to be a new Director.
(22)	Includes 735,078 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 31, 2008.

PROPOSAL NO. 1—ELECTION OF A CLASS OF DIRECTORS

We have a classified Board of Directors (the “Board”) consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of our directors are listed below with their principal occupations for the last five years.

At the Annual Meeting, two directors are nominated to be elected in Class I, to hold office for three years or until their respective successors were elected and qualified. One nominee is a member of the present Board and we have one nominee to be a new member of the Board (see “Nominating/Governance Committee” section below for discussion on the Board nomination process). The remaining directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below, except where authority has been withheld.

Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Nominating/Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LeCROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following sets forth certain information with respect to the nominees and those continuing directors of LeCroy whose terms expire at the Annual Meetings of Stockholders in 2009 and 2010.

NOMINEES FOR ELECTION AS

CLASS I DIRECTORS

FOR A THREE YEAR TERM EXPIRING

AT THE 2011 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
Norman R. Robertson (2)(3)	60	Mr. Robertson joined our Board of Directors in May 2004, as an independent director and is the designated Audit Committee financial expert. Mr. Robertson has been the Senior Vice President, Finance and Administration, and Chief Financial Officer of Progress Software Corporation since May 1996. Massachusetts-based Progress Software Corporation supplies technologies for the development, deployment, integration and management of business applications.

Robert W. Chlebek	64	Mr. Chlebek is a first time nominee to join our Board of Directors, as an independent director. Mr. Chlebek is the President – Electronic Instruments of Ametek, Inc. and has served in that role for 11 years. Ametek, Inc. is an electronic instruments maker based in Pennsylvania. Previously he served as President of Philips Components for Philips, Inc. from 1993-1997. Mr. Chlebek earned a Bachelors of Science in Mathematics and Chemistry from the University of Massachusetts and a Masters of Business Administration from Bryant University.

CLASS II DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES AT THE 2009 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
William G. Scheerer (1)(3)	70	Mr. Scheerer joined our Board of Directors in July 1995, as an independent director. He has worked as a management consultant since January 2004. He was President of Performance QUEST LLC, a private consulting company, from January 1997 until December 31, 2003. Mr. Scheerer was Vice President of Kalman Saffran Associates, Inc., a high technology research and development contract company, from March 1997 to January 2001.

Allyn C. Woodward, Jr. (1)(2)	67	Mr. Woodward joined our Board of Directors in June 1998, as an independent director. He has worked as a consultant since January 2006. He was Vice Chairman of Adams Harkness Financial Group (formerly Adams, Harkness & Hill, Inc.), an institutional research, brokerage and investment-banking firm, from April 2001 to January 2006. Mr. Woodward previously served as President of Adams, Harkness & Hill, Inc. from 1995 to 2001. Mr. Woodward serves as a Director, Chairman of the Compensation Committee, Chairman of the Nominating and Governance Committee, and a member of the Audit Committee and Valuation Committee of Hercules Technology Growth Capital, Inc. He is also a former Director of Viewlogic and Cayenne Software, Inc. Mr. Woodward serves on the board of directors for three private companies and is on the board of advisors of five venture capital firms. He is an Overseer of and Member of the Finance Committee of the Newton Wellesley Hospital. Additionally, Mr. Woodward is on the Board of Overseers and Investment Committee and Finance Committee of Babson College in Babson, MA.

CLASS III DIRECTORS

CONTINUING IN OFFICE WHOSE TERM EXPIRES AT THE 2010 ANNUAL MEETING

Name of Director	Age	Position, Principal Occupation, Business Experience and Directorships
Walter O. LeCroy	73	Mr. LeCroy, who founded our Company, has been a member of our Board of Directors since 1964 and has served as Honorary Chairman of the Board since February 1999. Mr. LeCroy is currently the owner of Imaging Arts Corporation, a photo gallery in Charleston, South Carolina and is also a director of Butler International, Inc.

Robert E. Anderson (2)(3)	67	Mr. Anderson joined our Board of Directors in July 1995, as an independent director. He was President of Omniken Inc., a private consulting firm, from September 1993 to 2005. Currently, Mr. Anderson is an entrepreneur advisor and is also a director of several private companies.

Thomas H. Reslewic	49	Mr. Reslewic joined our Board of Directors in January 2002. Mr. Reslewic joined us as an employee in 1990 and has served as President and Chief Executive Officer since January 2002. Mr. Reslewic previously served as President from October 2000 until December 2001, and Executive Vice President and Chief Operating Officer from February 1998 until October 2000.

(1)	Member of the Compensation Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating/Governance Committee.

CORPORATE GOVERNANCE

We are committed to good business practices and transparency in financial reporting and have long believed that good corporate governance is important to ensure that LeCroy is managed for the long-term benefit of its stockholders. The fundamental premise of our corporate governance is the independent nature of our Board and its commitment and responsibility to our stockholders. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings.

Our corporate governance principles have evolved over the years and we have implemented a number of practices and procedures to strengthen our corporate governance, including the following:

•	adopting Corporate Governance Guidelines;

•	amending the charters for our Audit, Compensation and Nominating/Governance Committees;

•

taking steps to ensure that a majority of the members of our Board of Directors and all of the members of all of the committees of our Board of Directors are independent under NASDAQ listing requirements and SEC rules;

•

maintaining defined selection criteria for new directors and the re-election of present directors to ensure integrity, experience and sound judgment in areas relevant to our business, a proven record of accomplishment, willingness to speak one’s mind and commit sufficient time to the Board, appreciation for long-term interests of stockholders, the ability to challenge and stimulate management and the ability to work well with fellow directors;

•	requiring that the independent members of our Board of Directors meet at least twice annually at regularly scheduled executive sessions at which only they are present;

•

ensuring that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors;

•

revising our code of ethics entitled “Revised Principles of Business Conduct Policy,” which applies to our officers, directors and employees, a copy of which is available on our website and requiring that all of our officers, directors and employees sign certifications with respect to their compliance with Company’s Business Conduct Policy;

•

supporting our Audit Committee in establishing a policy and procedure to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit matters, including a toll-free hotline; and

•	requiring that each non-employee member of our Board of Directors own, within three years of fiscal 2006, Common Stock of the Company with a value equal to three times their annual cash retainer.

We will continue to review and, when appropriate, take additional steps in the future to continue to strengthen and develop our corporate governance practices to ensure that we are focused on the long-term benefit of our stockholders.

Structure of the Board of Directors

Attendance at Board and Committee Meetings; Director Independence

During fiscal 2008, the Board of Directors held fifteen meetings. During the fiscal year, each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings of its committees of which he was a member. Because of the historically very limited stockholder attendance at our annual stockholders’ meetings, it is our policy that directors are not required to attend annual meetings. If a specific issue of likely interest to stockholders arises, one or more of the directors may be required to attend the annual meeting. One of the then-serving directors attended the 2007 Annual Meeting.

The Board has determined that Messrs. Anderson, Dickinson, Robertson, Scheerer, and Woodward are “independent” under the NASDAQ listing standards and that Mr. Chlebek, if elected, would also be “independent”. Messrs. LeCroy and Reslewic are not “independent” and as a result do not serve on the three standing committees of the Board discussed below.

Committees of the Board

In fiscal 2008, the Board of Directors had a Compensation Committee, Audit Committee and Nominating/Governance Committee. The Board of Directors has determined that all committee members are “independent” under the NASDAQ listing standards. The members and responsibilities of these committees of the Board of Directors are described as follows:

Compensation Committee

In fiscal 2008, the Compensation Committee consisted of Messrs. Charles A. Dickinson, William G. Scheerer and Allyn C. Woodward, Jr. (Chairperson). The principal functions of the Compensation Committee are to review our executive compensation and benefit policies and to administer our stock incentive plans. The Compensation Committee met eight times during fiscal 2008. A copy of our Compensation Committee Charter is available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Audit Committee

In fiscal 2008, the Audit Committee consisted of Messrs. Robert E. Anderson (Chairperson), Norman R. Robertson and Allyn C. Woodward, Jr. The Board of Directors has determined that Mr. Robertson is an “audit committee financial expert,” as that term is defined by the SEC, and that each member is “independent,” as that term is used in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Mr. Robertson joined our Board of Directors in May 2004. Mr. Robertson has been the Chief Financial Officer of Progress Software Corporation since May 1996 and holds a Bachelor of Business Administration from the University of Massachusetts and a Master of Business Administration from Boston University. The principal functions of the Audit Committee are to review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees and to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of our financial statements and financial reporting process; our systems of internal accounting and financial controls; our independent registered public accounting firm’s qualifications and independence; and our compliance with ethics policies and legal and regulatory requirements. The Audit Committee met eight times during fiscal 2008. For a description of the Audit Committee’s findings, see “Audit Committee Report” section of this Proxy Statement. The Audit Committee is governed by a charter approved by the Board of Directors. A copy of our Audit Committee Charter is available in the investor relations section of our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

Nominating/Governance Committee

In fiscal 2008, the Nominating/Governance Committee consisted of Messrs. Robert E. Anderson, William G. Scheerer (Chairperson), and Norman R. Robertson. The primary responsibility of the Nominating/Governance

Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we have and follow appropriate governance standards. The principal functions of the Nominating/Governance Committee are to: evaluate the size and composition of our Board of Directors and its committees; establish the criteria for Board membership; identify, evaluate and recommend to our Board of Directors candidates for nomination and election as members of our Board of Directors; identify and recommend Board members qualified to fill vacancies on any committee of the Board of Directors; consider the performance of each director before recommending to the Board his or her nomination for an additional term as director; recommend to the Board of Directors any changes to the Company’s Corporate Governance Guidelines; and monitor and make recommendations to the Board of Directors on matters relating to corporate governance. The Nominating/Governance Committee met seven times during fiscal 2008. A copy of our Nominating/Governance Committee Charter is available on our website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

The Nominating/Governance Committee considers recommendations for Board of Director nominations from many sources, including stockholders. If a stockholder would like to bring such a recommendation to the Nominating/Governance Committee’s attention, he or she should follow the submission procedures set forth under the Section entitled “Procedures for Submitting Director Recommendations” section of this Proxy Statement. There is no difference in the manner in which the Nominating/Governance Committee evaluates nominees for director based on whether the nominee is recommended by a security holder, other party or executive search firm.

The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including any qualifications required by applicable laws, rules, regulations and listing standards. In addition, the Committee considers factors such as judgment, skill, diversity, experience with businesses and other organizations of comparable size, other board memberships, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board. Specific qualities or skills that the Nominating/Governance Committee believes are necessary for one or more of the Company’s directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive, and experience in product manufacturing, marketing/sales, finance, international business, and technology. However, the Committee retains the right to modify these qualities from time to time.

The Nominating/Governance Committee’s process for identifying and evaluating nominees is as follows; in the case of incumbent directors whose terms of office are set to expire, the Nominating/Governance Committee reviews such directors’ overall service to the Company during their terms. In the case of new director candidates, the Nominating/Governance Committee used its network of contacts to compile a list of possible candidates. The Nominating/Governance Committee also engaged a professional search firm, which recommended several candidates, including Robert W. Chlebek. The Nominating/Governance Committee first determines whether the new director candidates meet all requirements of applicable laws, rules, regulations and listing standards. The Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate or candidates to recommend to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

On October 20, 2000, the Compensation Committee of the Board of Directors approved a $0.3 million five-year loan to Thomas H. Reslewic, LeCroy’s Chief Executive Officer and President, secured by Mr. Reslewic’s non-qualified stock options. The loan accrued interest at 9.5% compounded annually with interest payable at the maturity of the loan. If Mr. Reslewic remained an employee of LeCroy for the entire five-year term of the loan or was terminated without cause prior to the maturity date of the loan, the Company would forgive the loan principal and all accrued interest. The loan reached maturity in the second quarter of fiscal 2006 and was forgiven along with the accrued interest, in accordance with the agreement.

On July 19, 2005 the Compensation Committee of the Board of Directors approved a $0.3 million retention bonus to Mr. Reslewic. This retention bonus requires Mr. Reslewic to remain an employee for five years. If Mr. Reslewic terminates his employment earlier than five years, he will be required to repay the bonus in full.

In conjunction with the Catalyst acquisition, the Company issued a $3.5 million, 6% promissory note payable on January 2, 2008, to Nader Salehomoum, the former sole shareholder of Catalyst Enterprises, Inc. and current employee of the Company. In fiscal 2008, the note was fully repaid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during the most recently completed fiscal year were Allyn C. Woodward, Jr., Charles A. Dickinson and William G. Scheerer. No member of LeCroy’s Compensation Committee is now, or was during fiscal 2008 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during fiscal 2008 pursuant to which disclosure would be required under applicable rules of the Securities and Exchange Commission pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Under the heading “Summary Compensation Information” below, you will find a series of tables containing specific information about the compensation earned or paid in fiscal 2008 to the individuals named in the Summary Compensation Table, whom we refer to as our named executive officers (“NEO”).

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our stockholders. The goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained operating performance and leadership excellence, aligns the executives’ long-term interests with those of our stockholders and motivates executives to remain with the Company for long and productive careers built on expertise. The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program regarding the named executive officers.

Compensation Philosophy and Policies

The Compensation Committee has been assigned the responsibility by the Board of Directors for setting compensation for our Chief Executive Officer and other senior officers and is solely comprised of independent non-employee directors. The Compensation Committee’s responsibilities include, but are not limited to, review and approval of annual and long term incentive compensation programs for senior officers, including plan design, documentation and incentive amounts, the evaluation of performance against goals and determination of payouts, approval of the terms of employment agreements with senior officers and any other agreements containing compensation or benefit provisions related to a change in control.

The roles and responsibilities of the Compensation Committee are defined in its charter, which is available on our corporate website at: www.lecroy.com through a link to our “Governance” section or SEC filings.

Our general philosophy is to structure executive officer compensation to attract, motivate and retain senior management by providing an opportunity for competitive compensation based on appropriate market rates and the Company’s performance. Our compensation philosophy is designed to be competitive with comparable employers with which we compete for key talent and to promote performance based pay programs through the alignment of management’s incentives with the long-term interests of our stockholders. In general, our compensation strategy and programs have been developed with the desire for senior management to have a significant portion of their compensation connected directly to Company performance and the achievement of strategic business objectives.

Setting Executive Compensation

The Compensation Committee considers a variety of individual and corporate factors in assessing our executive officers and making informed compensation decisions. In assessing these factors, we believe that a significant portion of executive compensation should be incentive or performance-based compensation as opposed to fixed compensation. The fixed compensation component consists primarily of an executive officer’s base salary, but also includes employee benefits made generally available to all employees and limited executive perquisites primarily in the form of automobile related benefits and an executive health program. For our named executive officers, performance based compensation includes annual bonuses under our Performance Based Executive Bonus Plan that is designed to reward both company-wide performance, department, product-line, or geographic specific performance by linking potential awards with pre-approved financial or performance targets and certain strategic objectives. The incentive based compensation component for our named executive officers also includes long-term stock-based compensation whose value is dependent upon long-term appreciation in stock price. Prior to fiscal year 2008, such long-term stock-based incentive opportunities included grants of options to purchase our common stock in the future and grants of restricted stock. Beginning with fiscal year 2008, long-term stock-based incentives for our executive officers are in the form of stock appreciation rights (SARs), settled in cash upon exercise. A detailed description of the SARs program is provided under the heading “Long-Term Equity-Based Compensation Plans”.

Our strategy is to pay our executive officers base salaries that are competitive with peer organizations and competitors while providing incentives tied to the Company’s performance targets and long term objectives. The annual compensation opportunity consists of each executive officer’s base salary along with employee benefits and perquisites, as well as annual bonuses linked to performance targets and the expected economic incentive of any long-term stock-based awards. The amount of each executive officer’s actual performance based bonus and realizable value of equity compensation awards is dependent upon the Company’s performance, and is designed to encourage executives to be long-term stockholders. In general, the total target performance based bonus compensation opportunity for executive officers is structured so that the target performance based bonus is approximately twenty-five to thirty-five percent of the total base compensation and performance based bonus compensation.

The Compensation Committee takes into account a number of factors to determine the compensation for the executive officers and to ensure that the Company’s executive compensation program is achieving its objectives. On an annual basis, the Compensation Committee reviews and evaluates the performance of the Chief Executive Officer (“CEO”) relative to approved goals and objectives established by the Board of Directors. Based on this evaluation, the Compensation Committee sets the CEO’s annual compensation including salary, bonus, and long-term stock-based compensation.

For executive officers other than the CEO, in evaluating individual performance and in setting compensation levels and incentive opportunities, the Compensation Committee considers input and recommendations from the CEO. The CEO makes individual compensation recommendations for the executive officers to the Compensation Committee for its review, consideration and determination. In developing compensation recommendations for the executive officers, the CEO takes into account a variety of factors, including individual performance evaluations, input from members of the Board of Directors with respect to individual executives and general knowledge of the industry and geographical differentiation.

Senior management, including the CEO and Chief Financial Officer (“CFO”), typically attend and participate in regularly scheduled meetings of the Compensation Committee except for private Executive Sessions where only Committee members are present. The Compensation Committee believes that senior management’s participation in Committee meetings is an integral aspect to the collaborative process of designing the structure of executive compensation and compensation programs and in setting executive compensation levels. The executive officers, including the CEO, do not recommend or determine any element or component of their own pay package or total compensation amount.

Benchmarking and Total Compensation Review

The Compensation Committee has retained Watson Wyatt Worldwide (“Watson Wyatt”) as its independent executive compensation consultant. Watson Wyatt is engaged directly by the Compensation Committee and, among other things, assists the Compensation Committee in reviewing executive compensation. Periodically, and at the Committee’s request, Watson Wyatt provides competitive market information to the Compensation Committee with regard to the CEO’s and other executive officers’ total compensation and does not recommend pay programs and pay level changes. This market data, excluding market information pertaining to the CEO, is shared with senior management, for management’s input prior to being provided to the Committee.

The Compensation Committee reviews each executive’s base pay, bonus, and equity incentives periodically with the guidance of the Compensation Committee’s independent compensation consultant, Watson Wyatt. The Compensation Committee makes use of benchmarking for base, bonus and equity compensation programs. The benchmarking analysis, conducted by Watson Wyatt and reviewed by the Compensation Committee, generally includes a peer group of other, high quality, similarly sized electronic instrument manufacturers, with revenue between approximately $75 million and $460 million. The primary peer group includes the following publicly traded companies:

Belfuse Inc.	Ixia	Photon Dynamics
COHO Inc.	Keithley Instruments	Rudolph Technologies
Credence Systems Corp	LTX Corp.	Semitool Inc.
Electro Scientific Industries	Measurement Specialties	Standard Microsystems
Finisar	Mercury Computer System	Zygo Corp

In order to obtain our direct competitive views, the Compensation Committee benchmarks additional direct competitors, which include Agilent Technologies and Tektronix Inc., now a subsidiary of Danaher Corporation.

The Compensation Committee compares the peer companies’ executive compensation programs as a whole, and also compares the pay of individual executives, if the scope and responsibilities of the jobs are sufficiently similar for meaningful and appropriate comparisons. The Compensation Committee uses the peer group data primarily to ensure that the executive compensation program as a whole is competitive, meaning generally within a broad range of median pay of the peer group companies.

Elements of Executive Compensation for Fiscal Year 2008

As described under the heading “Executive Summary”, the executive compensation program consists of a mix of fixed remuneration, in the form of base salary, and variable compensation elements, comprised of annual incentive programs and long-term stock-based incentives opportunities. In addition to these core remuneration elements, we provide our executive officers with limited perquisites and personal benefits and the same broad-based employee benefits that are generally available to all U.S. employees. Our named executive officers are not covered under a supplemental executive retirement plan or non-qualified deferred compensation arrangement.

Base Salary

Base salary is the guaranteed or fixed element of an executive officer’s annual cash compensation. Base salary levels reflect individual experience, skills, qualifications, responsibilities, performance, contribution, potential, and other relevant factors such as internal equity considerations, retention and attraction of executive talent. The Compensation Committee generally considers whether the executive officer’s base salary should be increased based on individual performance with a view toward ensuring that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities.

With assistance from the Compensation Committee’s independent compensation consultant, Watson Wyatt, the Compensation Committee sets a general range for base salary increases as well as a target average for the collective pay increases for the CEO and other executive officers. In addition, the Committee solicits the CEO’s recommendation with respect to the pay increase, or no pay increase, if appropriate, for the other executive officers. The CEO does not make a recommendation as to his own salary. The Compensation Committee determines base salaries factoring in the guidance and recommendations received, but is under no obligation to accept such guidance or recommendations.

In determining executive base salaries for fiscal year 2008, the Compensation Committee, in collaboration with senior management, followed the general process and guidelines as that described under the heading “Setting Executive Compensation” in the preceding section. The Compensation Committee independently reviewed pertinent and relevant factors for each executive officer including salary history and conducted its review in the context of total executive remuneration and the desired mix of fixed and variable compensation elements. In addition, the Committee sought recommendations from the CEO for the executive officers other than the CEO. The CEO’s recommendations were based on a number of factors as described above including, but not limited to, (i) individual performance and experience, (ii) corporate, geographic, and product-family financial performance; (iii) achievements against strategic objectives; and (iv) external market data and trends. In addition, the CEO’s recommendations considered the potential issues for the attraction and retention of key talent posed by the fact that base pay for the broad-based employee population had increased at a rate of three to five percent per year, while base pay for executive officers overall, and specifically for the named executive officers, had not been adjusted annually, but had increased nominally and on a sporadic basis. Based upon the aforementioned process and relevant factors, the Compensation Committee approved fiscal year 2008 base salaries for our named executive officers, other than CEO, which reflected an increase of approximately 7%-15% over 2007 levels. The Compensation Committee independently reviewed the CEO’s base salary and found that the fiscal 2007 level of $400,000 continued to meet the Company’s compensation philosophy and objectives regarding the relative mix of fixed and performance-based pay elements and providing competitive pay programs. As a result of this review of the CEO’s base salary, the Committee determined that the CEO’s fiscal 2008 salary should remain at $400,000, unchanged from the fiscal 2007 salary rate. Base salaries and related adjustments for the named executive officers are illustrated in the table below under the heading “Named Executive Officer Base Salary Summary”.

The table below illustrates named executive officer base salary adjustments for fiscal years 2008.

	Named Executive Officer Base Salary Summary
Name	Year of Last Adjustment	Fiscal Year 2007	Fiscal Year 2008	% Increase for Fiscal Year 2008
Thomas H. Reslewic	FY 2005	$400,000	$400,000	0%
Sean B. O’Connor	FY 2006	$195,000	$225,000	15%
Carmine J. Napolitano	FY 2005	$250,000	$275,000	10%
Conrad J. Fernandes	FY 2007	$220,000	$235,000	7%
David C. Graef	FY 2005	$200,000	$220,000	10%

Executive Performance-Based Annual Incentive Plans

Fiscal 2008 Performance Based Plan

We believe a significant portion of an executive’s annual compensation opportunity should be variable, or “at risk”, in order to help drive the desired financial results. For fiscal year 2008, the Company established a newly designed set of executive annual incentive programs which differs from our prior plan designs. The purpose and objectives for modifying the design of the Company’s Executive Incentive Plan is summarized as follows:

•

More closely align executive incentive opportunities with our financial and strategic objectives for the Company and/or specific product lines, in light of our changing business, including the fiscal 2007 reorganization of our product-line strategy;

•	Achieve the desired attraction and retention of key executive talent through meaningful and competitive incentive opportunities tied to our financial performance;

•	Through the achievement of difficult stretch objectives, deliver upside incentive opportunities for superior operational performance and

•	Through the above, increase the alignment of executive incentive opportunities with the long-term interests of our stockholders.

The Fiscal 2008 Executive Bonus Plan was designed as separate bonus programs based on Company financial performance objectives, product-line specific financial performance objectives, and geographic regional booking objectives. The separate bonus programs for the named executive officers in Fiscal Year 2008: (i) LeCroy Plan; (ii) Protocol Solutions Group (PSG) Plan; and (iii) Asia-Pacific Bookings Sales Plan. Further, each of the separate bonus programs was established with two discrete half-year incentive plans, Half One and Half Two, each with its own objectives and incentive opportunities. Each of the aforementioned separate fiscal 2008 bonus programs, more fully described later in this section below, and the applicable performance metrics utilized for each program are as follows:

Plan Name	Financial Metrics
Fiscal 2008 LeCroy Plan	• Increasing Company Pro-forma EPS
• Increasing Oscilloscope Product Line Revenue
Fiscal 2008 Protocol Solutions Group (PSG) Plan	• Increasing PSG Pro-forma Product Line Contribution Margin
• Increasing PSG Product Line Revenue
Fiscal 2008 Asia-Pacific Sales Plan	• Increasing Asia-Pacific Bookings

Each executive participates in one or more of the separate bonus programs with individual incentive opportunities appropriately weighted between the bonus programs relative to the executive’s job function and accountabilities. For each named executive officer, the level of participation in each of the bonus programs is referred to as the Assigned Amount.

The fiscal 2008 Executive Bonus Plan, and the separate bonus programs outlined above, is a cash-based incentive compensation plan that is based on achieving specified Company performance criteria. While payouts under the Executive Incentive Plan are generally cash–based, payouts may, at the discretion of the Compensation Committee, be in the form of shares of our common stock, or a combination of cash and common stock. As prerequisite to paying any bonuses to our named executive officers, such officers must exceed expected individual performance criteria. Next, as long as the pre-established Company performance targets are achieved, subject to Compensation Committee review and approval, payments to the named executive officers, under the Executive Bonus Plan, occur following the end of the first half of the fiscal year for Half One, and for Half Two, following the end of the fiscal year, in the aggregate subject to audited annual financial statements.

For each named executive officer their total annual target bonus opportunity is set by the Compensation Committee. For each discrete half year plan, Half One and Half Two, the target bonus is one-half of the total annual target bonus opportunity for each named executive officer, except Mr. Napolitano who was eligible for an annual target bonus during Half One. For each of our named executive officers, the annual target bonus opportunity and the applicable Assigned Amount per bonus program are outlined below.

	Fiscal 2008 Target Bonus Opportunity	Fiscal 2008 Maximum Bonus Opportunity	Named Executive Officer Fiscal 2008 Executive Bonus Plan Participation
Name			Half One Assigned Amounts	Half Two Assigned Amounts
Thomas H. Reslewic	$220,000	$385,000	100% LeCroy Plan	100% LeCroy Plan
Sean B. O’Connor	$85,000	$148,750	100% LeCroy Plan	100% LeCroy Plan
Carmine J. Napolitano	$150,000	$262,500	67% PSG Plan /33% LeCroy Plan	67% PSG Plan /33% LeCroy Plan
Conrad J. Fernandes	$80,000	$130,000	100% Asia-Pacific Sales Plan	50% Asia-Pacific Sales Plan / 50% LeCroy Plan
David C. Graef	$80,000	$140,000	100% LeCroy Plan	100% LeCroy Plan

Fiscal 2008 Performance Metrics and Goal Setting Process

The annual executive bonus plan was established and administered under the authority of the Company’s Executive Incentive Plan, as approved by stockholders at the 2005 Annual Meeting of Stockholders on October 26, 2005. It is the policy of the Compensation Committee that, to the extent possible, an award granted under the Executive Incentive Plan is structured so that it meets the “performance-based” criteria as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended, and therefore is not subject to federal income tax deduction limitations. The Compensation Committee has the right to waive pre-established performance criteria in granting awards. The Compensation Committee did not waive the pre-established performance criteria in fiscal 2008.

Although we have adopted a revised plan design for the Company’s Executive Incentive Plan for fiscal 2008, as previously stated above, the process for determining financial metrics and goals remains consistent with our prior practices. Performance metrics and goals for a performance year, including those established for each half of fiscal 2008, are based on and derived directly from the Company’s semi-annual business plans for the year which is developed and approved by our Board of Directors in collaboration with senior management. The semi-annual financial and operational plans are developed through a highly rigorous methodology, represents the collective view of senior management and our Board of Directors for the year’s potential performance of individual product-lines, geographic bookings and the Company overall, and reflects anticipated opportunities, risks and challenges for our business. All elements of the business plans are thoroughly evaluated by senior management and our Board of Directors through an iterative and collaborative process which culminates with the Board’s approval of the semi-annual financial and operational plans for the fiscal year.

At the end of a given fiscal year, the Compensation Committee requests a model bonus plan from senior management that is based on the Company’s annual or semi-annual financial and operational plans for the upcoming fiscal year, which is developed through the process described above. The Compensation Committee utilizes the preliminary bonus plan to establish an executive bonus plan for the following fiscal year while endeavoring to establish performance criteria so that the relative difficulty of performance goals is evaluated year over year. As described above, the Board of Directors generally approves the financial goals at the end of prior fiscal year based on the annual or semi-annual operational and financial plans. Consistent with past practice and based on criteria established at the beginning of the performance period, infrequent or unusual adjustments such as realignment and restructuring charges, asset impairments, or one-time gains and losses are excluded from the calculation of certain financial metrics in both establishing targets and measuring results (i.e. “pro-forma results”). Senior management discusses any one-time extraordinary transactions with the Compensation Committee. On a case-by-case basis, the Compensation Committee considers the nature and impact of any such extraordinary transactions or other unusual adjustments in the context of the pre-set performance goals, as appropriate. At the end of the performance period, the Compensation Committee has discretion to make positive or negative adjustments to award payouts.

For each half of fiscal 2008, the established performance goals are aggressive, requiring considerable improvement in product-line and overall Company performance relative to fiscal year 2007. Fiscal 2008 financial goals were set at levels that reflected our internal, confidential business plans at the time the executive targeted incentive opportunities were established and are consistent with the ranges we have as publicly disclosed for 2008. It is the belief of the Company and the Compensation Committee that establishing financial and operational objectives consistent with our publicly disclosed guidance aligns executive incentive opportunities and actual payouts with our stockholders’ performance expectations.

Due to the challenging nature of our Executive Incentive Plan performance goals, including those established for fiscal 2008, there is significant risk that the actual incentives may be awarded below targeted bonus opportunities or actual incentives may not be paid at all, as was the case for fiscal 2007. However, it is also the Compensation Committee’s philosophy to provide meaningful rewards for superior financial and operational performance, and as such, actual payouts above target opportunities are possible for outperforming our significantly challenging performance goals, as was the case for certain of our named executive officers.

In the section that follows, we outline the financial metrics and goals and the corresponding incentive opportunities, for Half One and Half Two under each bonus program.

Fiscal 2008 LeCroy Plan

The Fiscal 2008 LeCroy Plan was established with pro-forma EPS and oscilloscope product-line revenue as the financial metrics utilized for both Half One and Half Two. The primary focus for the Fiscal 2008 LeCroy plan is increasing Company pro-forma EPS, with upside incentive opportunities awarded through superior, above target performance in oscilloscope product-line revenue. For both Half One and Half Two, pro-forma EPS goals were established with threshold, target, and maximum performance levels with corresponding incentive opportunities for each level of performance. Pro-forma EPS performance results below threshold levels results in no payout and there is no increased payout for achieving above maximum pro-forma EPS performance. The percentage of the assigned amount to be paid out is adjusted according to the percentage achievement of the pro-forma EPS goals and actual payouts are linear between the extremes of threshold and maximum performance.

The tables below illustrate the financial performance goals and the corresponding incentive opportunity ranges for each of the Half One and Half Two plans under the Fiscal 2008 LeCroy Plan.

Pro-forma EPS

	Half One			Half Two
	Threshold	Target	Maximum	Threshold	Target	Maximum
Level of Financial Performance Relative to Financial Goal	88%	100%	113%	91%	100%	106%
Resulting Payout for Assigned Amount	75%	100%	125%	75%	90%	100%

Upside incentives for achieving certain levels of oscilloscope product-line revenue are not provided to the executive officers unless the Company achieves threshold performance, for each Half One and Half Two, with respect to the pro-forma EPS goals. Further, upside incentives for oscilloscope product-line revenue achievement are only provided for above target performance. Target oscilloscope product-line revenue achievement results in no payout of the assigned amounts. Revenue in excess of targeted oscilloscope product-line revenue provides a maximum assigned amount payout of 100% and 50% for Half One and Half Two, respectively. Actual payouts of the assigned amounts are determined according the percentage achievement of the oscilloscope product-line revenue goals and are linear between target and maximum performance.

Fiscal 2008 Protocol Solutions Group (PSG) Plan

The Fiscal 2008 PSG Plan was established with pro-forma PSG product-line contribution margin and PSG product-line revenue as the financial metrics utilized for both Half One and Half Two.

The primary focus of the Half One PSG Plan is increasing pro-forma PSG product-line contribution margin, with upside incentive opportunities awarded through superior, above target performance in PSG product-line revenue. For the Half One PSG Plan, achievement of the targeted level of pro-forma PSG product-line contribution margin results in a 100% payout of the assigned amount. There is no assigned amount payout for performance below the targeted level of pro-forma PSG product-line contribution margin and the assigned amount payout is not increased above 100% for above target contribution margin performance. If the targeted level of Half One PSG product-line contribution margin is achieved, the PSG Plan provides for upside incentive opportunities for above target PSG product-line revenue performance. Target PSG product-line revenue achievement results in no payout for the PSG product-line revenue component. Actual payout of the assigned amount is determined according to the percentage achievement of the PSG product-line revenue goal and is linear between target and maximum performance.

The Half Two PSG Plan was established to reward PSG product-line operational and financial performance during Half Two of fiscal 2008. Under the Half Two PSG Plan, eligibility for an assigned amount payout requires the achievement of threshold level performance for PSG product-line revenue. Threshold performance was established at a percentage of the targeted level of PSG product-line revenue. So long as threshold PSG product-line revenue performance is achieved, incentive opportunities are based on the achievement of pro-forma PSG product-line contribution margin versus pre-established goals. PSG product-line contribution margin performance below threshold levels results in no payout. The percentage of the assigned amount to be paid out is adjusted according to the percentage achievement of the PSG product-line contribution margin goal and actual payouts are linear between the threshold and above-target performance levels.

Mr. Napolitano was the only named executive officer participating in each PSG Plan; with 67% of his total annual incentive opportunity tied to the plans, however, due to various strategic objectives his annual target was the eligible base under the Half One Plan.

The tables below illustrate the financial performance goals and the corresponding incentive opportunity ranges for the PSG Plan.

Protocol Solutions Group (PSG) Plan—Half One

PSG Half One Product-line Contribution Margin	Target and Threshold	Above- Target
Level of Financial Performance Relative to Financial Goal	100%	100%
Resulting Payout for Assigned Amount	100%	100%

Half One PSG Product-line Revenue (Target PSG Product-Line Contribution Margin Achievement Required)	Target	Maximum
Level of Financial Performance Relative to Financial Goal	100%	114%
Resulting Payout for Assigned Amount	0%	100%

Protocol Solutions Group (PSG) Plan—Half Two

PSG Product-line Contribution Margin (Threshold PSG Product-Line Revenue Achievement Required)	Threshold	Target	Above- Target
Level of Financial Performance Relative to Financial Goal	91%	100%	109%
Resulting Payout for Assigned Amount	75%	100%	125%

Fiscal 2008 Asia-Pacific Sales Plans

The Fiscal 2008 Asia-Pacific Sales Plan was established with Asia-Pacific sales bookings as the financial metrics utilized for both Half One and Half Two of each plan. Mr. Fernandes was the only named executive officers participating in the Fiscal 2008 Asia-Pacific Sales Plan. The Fiscal 2008 Asia-Pacific Sales Plan is a commission-based plan with incentive opportunities linked to overall Company bookings for the Asia-Pacific geographic region. Goals were established with respect to overall oscilloscope product-line bookings for the Asia-Pacific geographic region, for both Half One and Half Two, with quarterly threshold, target, and maximum performance levels and corresponding incentive opportunities for each level of performance.

Asia-Pacific quarterly bookings performance below threshold levels results in no payout and there is no increased payout for achieving above maximum Asia-Pacific bookings. The percentage of the assigned amount to be paid out is adjusted according to the percentage achievement of the Asia-Pacific bookings goals and actual payouts are linear between the extremes of threshold and maximum performance.

The tables below illustrate the financial performance goals and the corresponding incentive opportunity ranges for each of the Half One and Half Two plans under the Fiscal 2008 Asia-Pacific Sales Plan.

Fiscal 2008 Asia-Pacific Bookings

	Half One—Quarters			Half Two—Quarters
	Threshold	Target	Maximum	Threshold	Target	Maximum
Level of Financial Performance Relative to Financial Goal	83%	100%	117%	91%	100%	109%
Resulting Payout for Assigned Amount	50%	100%	200%	50%	75%	100%

Fiscal 2008 Executive Incentive Plan Performance and Payouts

The Compensation Committee evaluated actual Fiscal 2008 performance and results against the specific fiscal 2008 Company financial performance objectives, product-line specific financial performance objectives, and geographic regional booking objectives for each Half One and Half Two incentive plan. The Committee reviewed the level of achievement for each objective and approved the overall assessment for each NEO, based on recommendations from the CEO. For each of the incentive programs discussed above, the following section details actual performance and the resulting assigned amount payouts approved by the Compensation Committee. Actual Fiscal 2008 bonus payouts for each of our named executive officers are provided in the Summary Compensation Table (in the column titled “Non-Equity Incentive Plan Compensation”), immediately following the Compensation Discussion and Analysis.

Fiscal 2008 LeCroy Plan

For Half One, the Company’s performance achievement corresponded with a total payout at the rate of 102% of the assigned amount, the Compensation Committee, in its discretion, reduced the payout to 100%. For Half Two, the Company’s performance exceeded the maximum plan payout level which resulted in payout of 150% of the assigned amount for each executive officer participating in the plan.

Fiscal 2008 PSG Plan

For the Half One performance period, PSG achieved over 100% of the PSG Product-line Contribution Margin goal, resulting in a 100% payout for the assigned amount. The PSG Product-line revenue targets were not achieved, thus, no upside payout was awarded for the program. For the Half Two performance period PSG Product-line Revenue threshold were not achieved, as a result, payouts were not awarded for the program.

Fiscal 2008 Asia-Pacific Sales Plan

For the Asia-Pacific geographic region one quarter achieved bookings of 108% of performance objectives for Half One and one quarter did not achieve the threshold; while Half Two achieved bookings of 102% and 100% of performance objectives. For Half One, this performance resulted in a payout 27% for the assigned amount, and for Half Two, resulted in the maximum payout of 100%.

Long-Term Equity-Based Compensation

Overview

LeCroy appreciates the significance of establishing an effective and meaningful alignment between LeCroy’s executive officers, as well as other key employees, and its stockholders. To create this desired alignment, the Company strongly believes in the value of utilizing equity-based compensation as an integral part of our executive compensation program. The plans are designed to encourage senior executives to be long-term stockholders. The intent of the plans is to provide executives with long-term incentive (LTI) opportunities which are significant and larger than the cumulative annual bonuses; however the realizable value requires a much longer time frame and meaningful long-term growth in the market price of our common stock to achieve. Prior to fiscal year 2008, long-term stock-based incentive opportunities included grants of options to purchase our common stock in the future and grants of restricted stock.

Beginning with fiscal year 2008, the Company established a newly designed LTI program, the 2007 Stock Appreciation Plan, and award process for our executive officers, consisting of stock appreciation rights (SARs) settled in cash. To ensure that the newly designed LTI program would achieve our desired philosophy and objectives, the Compensation Committee engaged Watson Wyatt to provide assistance in the design and mechanics of the executive equity-based compensation program implemented in fiscal 2008. The Board of Directors adopted and approved the 2007 Stock Appreciation Plan in August 2007. The 2007 Stock Appreciation Plan is inherently performance-based and has been integrated into our performance based compensation criteria established by the Compensation Committee, with respect to the CEO and other executive officers, in the same manner described under the heading “Setting Executive Compensation” above. Each stock appreciation right awarded represents the right to receive an amount of cash equal to the excess of the fair market value of a share of LeCroy’s common stock on the date that a participant exercises such right over the grant date fair market value of a share of LeCroy’s common stock on the date that the award was granted. SAR awards vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the grant date. The award recipient will have four years from the date of vesting of an annual installment to exercise that installment. The 2007 Stock Appreciation Plan will terminate on August 20, 2017.

The Company utilizes a mix of stock options, restricted shares and SARs to provide long-term incentives for non-executive employees. Our equity-based compensation plans are designed to provide long-term incentives to our executive officers and other employees that are aligned with the interests of LeCroy’s stockholders. A long-term perspective is established by the future vesting of SARs, options or restricted shares. Awards granted to key employees and other non-executive employees are based upon management’s specific recommendations, and are subject to the review and approval by the Compensation Committee. The size and frequency of the time-vested options and restricted share awards granted to key employees and other non-executive employees are based on level of responsibility, Company performance as a whole and the employee’s individual performance.

SARs under our equity-based plans are granted to the executive officers after the fiscal year results are disclosed to the stockholders and are granted at the grant-date market price and vest annually in 25% increments over four years, however, vesting periods may differ, at the discretion of the Compensation Committee. All stock awards granted by the Committee in fiscal 2008, including those granted to our executive officers, vest under a four year, 25% per year vesting schedule. SARs awards granted to the named executive officers for fiscal 2008 are reflected in the sections below as well as in the 2008 Grants of Plan-Based Awards Table.

Fiscal 2008 Stock Appreciation Rights—Long-Term Incentive Awards—Setting Executive Awards

LeCroy adopted the 2007 Stock Appreciation Plan to ensure that our equity-based compensation program for executive officers achieves our desired objectives for retention, market competitiveness, and the alignment of executives’ long-term pay opportunity with the long-term interests of our stockholders. In order to achieve our objectives, we have established, with the assistance of Watson Wyatt, targeted levels of executive unvested equity ownership as a percentage of the range of competitive annual LTI opportunities in the market place. This targeted competitive range is meant to reflect the outstanding unvested equity ownership value for each executive officer, and corresponds with the four-year vesting cycle we have adopted for executive SARs awards. We believe that this targeted level of executive unvested equity ownership is appropriate given our four-year SARs award vesting schedule and our desired retention, incentive and stockholder alignment objectives.

In addition to targeting desired levels of executive unvested equity ownership, the actual level of equity-based awards granted to our executive officers in any given fiscal year are impacted by Company and individual performance, which facilitates the achievement of our pay and performance alignment objectives. Although the LTI program seeks to promote our objectives through delivering meaningful levels of unvested equity ownership, our pay for performance philosophy and objectives are also achieved through the inherent performance-based nature of SARs. SARs awards will only provide realizable value to the executive officers if we are successful in delivering stockholder performance through share price improvement above the grant date exercise price for each individual SARs grant.

The process for determining executive officer LTI awards in any given fiscal year is summarized as follows:

•	For each executive officer, the Compensation Committee establishes a targeted competitive range of unvested equity ownership;

•

Unvested equity ownership targets are based on published competitive market data for executives in similar positions, with comparable levels of scope and responsibility, and reflects similarly sized organizations within the manufacturing and technology industries as well as the broader general industry;

•	For each executive officer, the Compensation Committee evaluates unvested equity ownership positions versus these targeted levels;

•

Individual performance for the fiscal year is assessed by the CEO for each executive officer other than the CEO and is provided to the Compensation Committee; the CEO’s individual performance is assessed directly by the Compensation Committee and is communicated to the CEO;

•

As prescribed by each executive officer’s unvested equity position and individual performance assessment, the CEO determines, for each executive officer, other than the CEO, where within the targeted competitive range the annual award is to be granted; following the same process, the Compensation Committee calibrates the CEO’s annual award; and

•	The Compensation Committee, in its sole discretion, determines and approves the final LTI awards to be granted to each executive officer for the fiscal year.

Based on the grant determination process described above, the Compensation Committee approved the following fiscal 2008 SARs awards, granted on August 21, 2007 at an exercise price of $7.60 per share.

Fiscal 2008 SARs Awards

Name	Number of Shares Granted
Thomas H. Reslewic	300,000
Sean B. O’Connor	80,000
Carmine J. Napolitano	100,000
Conrad J. Fernandes	60,000
David C. Graef	55,000

Fiscal 2009 Stock Appreciation Rights—Long-Term Incentive Awards

During the July 2008 Compensation Committee meetings, again with the advice and assistance of Watson Wyatt, the Committee reviewed and approved Fiscal 2009 SAR awards for our executive officers. In determining the size of the SAR awards to be granted to our executive officers for fiscal 2009, the Compensation Committee considered the Company’s anticipated strong financial and operational performance for fiscal 2008, each executive officer’s unvested equity ownership positioning versus the pre-established targeted competitive ranges, individual performance assessments provided by the CEO for executive officers, other than the CEO, and the Committee’s individual performance assessment for the CEO. Based upon the findings derived from this process, the resulting SAR awards granted for fiscal 2009 were higher than those granted during fiscal 2008 for each executive officer, other than Mr. Napolitano.

The following summarizes the key factors considered by the Compensation Committee which directly resulted in the larger fiscal 2009 SAR awards:

•	Robust fiscal 2008 financial and operational performance for the Company, its product-lines and strong geographic regional sales performance;

•

Individual executive officer performance, meeting and/or exceeding expectations, as determined by the Compensation Committee for the CEO and as determined by the CEO for the other executive officers; and

•

Upon the assessment of each executive officer’s unvested equity position, the Compensation Committee determined that for each executive officer, the value of unvested equity was significantly below the targeted ranges.

Going forward, the Company and the Compensation Committee will continue to follow the award determination process described above and the prior SAR awards granted to the executive officers will also factor into the determination of future awards, if any.

Based on the grant determination process described above, the Compensation Committee approved the following fiscal 2009 SAR awards, granted on August 8, 2008, at an exercise price of $8.06 per share.

Fiscal 2009 SARs Awards

Name	Number of Shares Granted
Thomas H. Reslewic	900,000
Sean B. O’Connor	157,000
Conrad J. Fernandes	121,000
David C. Graef	179,000

Perquisites and Other Benefits

As part of providing a competitive executive compensation program, the Company provides the CEO, CFO and the named executive officers with certain perquisites, including a leased automobile and an executive physical exam, that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program. The Committee reviews annually the levels of perquisites provided to these named executive officers. Additional information regarding perquisites and benefits for the named executive officers during fiscal 2008 can be found under the section “All Other Compensation from Summary Compensation Table” section of this Proxy Statement.

Named executive officers also participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and the Company’s 401(k) Plan.

Employment and Other Agreements and Termination Related Benefits

Employment Agreements

In August 2004, the Company entered into agreements with each of the Company’s named executive officers, except Carmine Napolitano, which provide for certain rights, compensation, benefits and responsibilities in the event the executive’s employment with the Company is terminated. Terms governing any termination of Mr. Napolitano’s employment with the Company is set forth in his employment agreement described below.

Under each agreement, entered into in August 2004, in the event the executive is terminated by the Company with “just cause,” the executive shall not be entitled to any severance or other compensation other than any base salary or target bonus which has been earned but not yet paid on the date of termination. In the event the executive is terminated by the Company without “just cause” or terminates his employment with “good reason”, other than “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan and Stock Appreciation Right Plan), the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and, so long as the executive provides the Company with a full release of all claims, the executive will be entitled to the following benefits:

•	The Company shall pay the executive the number of months of base salary and bonus set forth opposite the executive’s name in the below table;

•	The Company shall continue the executive’s medical, dental and life insurance for the same number of base salary months (to the extent permitted under the relevant plans);

•

All stock options and SARs held by the executive shall be exercisable to the extent then vested as permitted under the applicable plans and related agreements, and all restricted stock held by the executive shall be exercisable on a pro rata basis based on the time elapsed from the date of grant until the date of termination, calculated to the next nearest calendar month, and any such stock options and stock appreciation right may be exercised within the time period permitted under the applicable plan;

•	The Company shall provide the executive with outplacement counseling services;

•

The Company shall pay Mr. Reslewic a gross up payment in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability.

In addition to the above benefits, in the event the executive terminates his employment with “good reason” in connection with an “acquisition,” “change of control” or “hostile takeover” (each as defined in the Company’s 2003 Stock Incentive Plan or Stock Appreciation Right Plan), all stock options, stock appreciation rights and restricted stock held by the executive shall automatically vest and may be exercised within twelve months notwithstanding the time period permitted under the applicable plan.

In the event the executive terminates his employment for other than “good reason,” the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and the executive shall be entitled to any rights he may have under his stock option agreements, stock appreciation right agreements and restricted stock agreements with the Company.

On termination of an executive’s employment as a result of death or permanent disability, the Company shall pay to the executive or his estate any base salary or bonus which has been earned but not yet paid on the date of termination and the executive or his estate shall have a maximum of twelve months to exercise any restricted shares, options or stock appreciation right awards.

The Company entered into an employment agreement with Mr. Napolitano which became effective October 29, 2004. Pursuant to his employment agreement, Mr. Napolitano serves as a Vice President of LeCroy and continues to serve as President of Computer Access Technology Corporation (“CATC”), now a wholly-owned subsidiary of LeCroy. If Mr. Napolitano’s employment is terminated by LeCroy for just cause, he will be entitled to receive only that portion of his base salary and bonus that has been earned but is unpaid on the termination date. If Mr. Napolitano’s employment is terminated by LeCroy without just cause or by Mr. Napolitano for good reason, his stock options, stock appreciation rights and restricted stock awards that would have vested assuming monthly vesting (other than those subject to LeCroy’s standard four-year annual vesting schedule) and all of his CATC stock options assumed by LeCroy in connection with its acquisition of CATC will vest and become immediately exercisable, and he will be entitled to receive that portion of his base salary and bonus that has been earned but is unpaid on the termination date plus one year of base salary and bonus and certain medical insurance benefits equivalent to those received by LeCroy’s most senior employees.

If Mr. Napolitano’s employment is terminated by LeCroy for any reason other than just cause within 90 days prior to or two years after a change of control of the Company, all of his unvested stock options and restricted stock awards will vest and become immediately exercisable, and he will be entitled to receive 18 months of base salary and bonus in addition to the medical insurance benefits discussed in the preceding sentence. Mr. Napolitano has additionally agreed not to solicit, retain or employ as a consultant any person employed by LeCroy during the six months prior to Mr. Napolitano’s termination. In addition, Mr. Napolitano has agreed not to solicit or employ any then-current employee of LeCroy during the twelve months after Mr. Napolitano’s termination. See “Restrictive Covenants” included below for additional details regarding non-competition and non-solicitation. Finally, so long as Mr. Napolitano provides the Company with a full release of all claims, the executive will be entitled to the following benefits:

•	The Company shall provide the executive with outplacement counseling services;

•

The Company shall pay Mr. Napolitano a gross up payment in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability.

There are no severance payouts to named executive officers who voluntarily resign their positions.

Restrictive Covenants

Unless a named executive officer terminates his employment for “good reason” and such “good reason” was termination or certain relocation by the Company within two years after an “acquisition,” “change of control” or “hostile takeover,” after the termination of his employment, for the number of months set forth opposite the executive’s name below, the executive is subject to restrictions on the following activities:

•	Engaging in any commercial activity that competes with the business of the Company;

•	Solicitation of business with any person or organization engaged in a competing business or any customer or client of the Company;

•	Solicitation of any person who was employed by the Company at any time during the six-month period ending on the date of termination of the executive’s employment.

Executive	Months of Base Salary in the Event of Termination Without Just Cause or for Good Reason	Months of Bonus in the Event of Termination Without Just Cause or for Good Reason	Months of Non-Competition and Non-Solicitation of Customers	Months of Non-Solicitation of Employees
Thomas H. Reslewic	24	24	24	24
Sean B. O’Connor	12	12	12	12
Carmine J. Napolitano	12	12	12	12
Conrad J. Fernandes	12	12	12	12
David C. Graef	12	12	12	12

Potential Payments Upon Termination or Change of Control

The employment agreements with each of the named executive officers provide that, if, within two years following a “Change of Control,” their employment is terminated without “Just Cause” or they terminate their employment for “Good Reason” as all such terms are defined in each employment agreement, we are obligated to make salary continuation payments for loss of the executive’s employment for a period of time after such termination. Messrs. O’Connor, Fernandes and Graef continuation payments are limited to a twelve month period, and Messrs. Reslewic and Napolitano continuation payments are twenty four and eighteen months, respectively. A “Change of Control” is defined to include a change in a majority of our board of directors, consummation of certain mergers, the sale of all or substantially all of our assets or the acquisition of at least 50% of the undiluted total voting power of our then outstanding securities. See “Employment Agreements” included above for additional details regarding Change of Control payments.

The following table provides quantitative disclosure of payouts to named executive officers assuming involuntary termination without cause, retirement, death, disability or a change-in-control and associated triggering events on June 28, 2008, and the price per share of our common stock is the closing market price on that date.

Executive	Severance Payments ($) (a)	Severance Related Benefits ($)	Market Value of Stock Awards ($) (b)
Thomas H. Reslewic	1,240,000	195,600	906,000
Sean B. O’Connor	310,000	55,000	312,400
Carmine J. Napolitano	425,000	67,200	643,517
Conrad J. Fernandes	315,000	57,500	75,000
David C. Graef	300,000	53,800	68,750

(a)	The amounts represent base salary and bonus.
(b)	The amounts represent the intrinsic value (that is, the value based on the price of LeCroy’s common stock, and in the case of stock options and stock appreciation rights, minus the exercise price) of restricted stock, stock options and stock appreciation rights.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive and Chief Financial Officer of LeCroy during fiscal 2008 and (ii) the Company’s three most highly compensated executive officers, who were serving as executive officers during fiscal 2008 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Thomas H. Reslewic	2008	$400,000	—	$432,368	$242,809	$275,000	—	$36,730	$1,386,907
President, Chief Executive Officer	2007	400,000	—	765,810	—	—	—	29,955	1,195,765
Sean B. O’Connor	2008	$225,000	—	$140,772	$64,749	$106,250	—	$19,802	$556,573
Chief Financial Officer, Secretary and Treasurer	2007	195,000	—	151,850	—	—	—	18,443	365,293
Carmine J. Napolitano	2008	$275,000	—	$209,655	$210,158	$187,500	—	$24,058	$906,371
Vice President and GM Protocol Solutions Group	2007	250,000	—	234,907	226,379	—	—	22,333	733,619
Conrad J. Fernandes	2008	$235,000	—	$130,175	$48,562	$71,795	—	$25,996	$511,528
Vice President Sales, Asia Pacific	2007	220,000	—	153,904	—	—	—	25,451	399,355
David C. Graef	2008	$220,000	—	$130,175	$44,515	$100,000	—	$23,686	$518,376
Vice President, Chief Technology Officer	2007	200,000	—	148,137	—	—	—	13,300	361,437

(1)	The amounts reflect the compensation cost recognized by LeCroy during fiscal 2008 under FAS 123R for stock award grants made in fiscal 2008 as well as prior fiscal years, excluding estimated forfeitures.
(2)	The amounts reflect the compensation cost recognized by LeCroy during fiscal 2008 under FAS 123R for option and SAR award grants made in fiscal 2008 as well as prior fiscal years, excluding estimated forfeitures. The majority of the compensation cost recognized by LeCroy during fiscal 2008 resulted from the fiscal 2008 grant of stock appreciation rights. For a discussion of assumptions made in the valuation, see “Note 13. Share-Based Compensation” to our audited financial statements for the year ended June 28, 2008 included in our Annual Report filed on Form 10-K with the Securities and Exchange Commission.
(3)	No incentive plan compensation was paid during fiscal 2007.
(4)	See the “All Other Compensation” table below.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

Name	Leased Automobile (1)	Executive Health Program	Matching 401(k) Plan Contributions	Tax Gross- Ups	Total
Thomas H. Reslewic	$30,518	$—	$6,212	$—	$36,730
Sean B. O’Connor	13,316	—	6,486	—	19,802
Carmine J. Napolitano	16,065	2,200	5,793	—	24,058
Conrad J. Fernandes	18,700	2,200	5,096	—	25,996
David C. Graef	17,744	—	5,942	—	23,686

(1)	Represents lease and insurance payments.

Perquisites and Personal Benefits

Personal use of automobiles—Each named executive officer is furnished with certain automobile-related perquisites, specifically the use of a LeCroy-leased car.

We determined our incremental cost of personal use of the foregoing car-related perquisites as follows:

For a named executive officer’s personal use of his LeCroy-leased car, we determined our total annual cost for such vehicle, including the lease and other related costs paid by us, including license and registration fees, and then allocated such total cost between business and personal usage based on the total miles driven in the year and the approximate number of miles driven for personal purposes, as certified by the executive.

Executive Health Program

The Company provides a routine medical exam for all named executive officers which we believe is in the best interests of the organization in that executives are able to contribute to their maximum potential, and unanticipated medical concerns are minimized by early detection and prevention.

Tax Gross-Ups and Reimbursements

In limited circumstances, we have agreed to make certain items of imputed income to our named executive officers tax-neutral to them. Accordingly, we gross-up our named executive officers for the income tax on their imputed income resulting from certain perquisites and personal benefits furnished by us. No tax gross-up payments were made in fiscal 2008.

Contributions to 401(k) Plan

The 401(k) plan is a tax-qualified plan that is generally available to all salaried employees in the U.S., including named executive officers. Under the plan, participants may contribute up to 60 percent of eligible salary, subject to maximum limits established by the Internal Revenue Code. The Company makes a mandatory matching contribution of 50% of the first 5% of the eligible employee compensation contribution as an elective deferral. When we calculate targeted overall compensation for our named executive officers, we factor in the benefits expected to be received under the 401(k).

Grants of Plan-Based Awards in Fiscal 2008

The following table shows for the fiscal year ended June 28, 2008, certain information regarding equity and non-equity incentive plan awards to named executive officers.

Name	Grant Date	Estimated Future Payout under non-equity incentive plan awards (1)			Estimated Future Payout under equity incentive plan awards (#)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#) (2)	Exercise or base price of option awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas H. Reslewic	8/21/07	—	—	—	—	—	—	—	300,000	7.60	$1,020,000

		$165,000	$220,000	$385,000

Sean B. O’Connor	8/21/07	—	—	—	—	—	—	—	80,000	7.60	$272,000

		$63,750	$85,000	$148,750

Carmine J. Napolitano	8/21/07	—	—	—	—	—	—	—	100,000	7.60	$340,000

		$150,000	$150,000	$262,500

Conrad J. Fernandes	8/21/07	—	—	—	—	—	—	—	60,000	7.60	$204,000

		$45,000	$80,000	$130,000

David C. Graef	8/21/07	—	—	—	—	—	—	—	55,000	7.60	$187,000

		$60,000	$80,000	$140,000

(1)	Reflect threshold, target, and maximum amounts payable under the 2008 Executive Bonus Plan. For more information on the 2008 Executive Bonus Plan, see the section entitled “Executive Performance-Based Annual Incentive Plans” in the Compensation Discussion and Analysis of this Proxy Statement.
(2)	These grants represent the number of stock appreciation rights each Named Executive Officer received in fiscal 2008 to be settled in cash.
(3)	Reflects the grant date fair value of stock appreciation rights calculated in accordance with FAS 123R, excluding estimated forfeitures. For the assumptions used in determining the grant date fair value under FAS 123R, see “Note 13. Share-Based Compensation” to our audited financial statements for the year ended June 28, 2008 included in our Annual Report filed on Form 10-K with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas H. Reslewic	—		—	—	—	—	60,000	531,000	—	—
	60,000		—	—	14.875	10/28/2008	—	—	—	—
	80,000		—	—	14.734	4/17/2010	—	—	—	—
	50,000		—	—	18.360	1/2/2012	—	—	—	—
	300,000	(a)	—	—	7.600	8/21/2015	—	—	—	—

Sean B. O’Connor	—		—	—	—	—	24,000	212,400	—	—
	10,000		—	—	23.070	8/13/2011	—	—	—	—
	7,500		—	—	10.490	7/22/2012	—	—	—	—
	80,000	(a)	—	—	7.600	8/21/2015	—	—	—	—

Carmine J. Napolitano	—		—	—	—	—	50,000	442,500	—	—
	44,196		—	—	7.130	9/2/2012	—	—	—	—
	59,420		—	—	12.660	11/14/2013	—	—	—	—
	43,447		1,115	—	12.880	7/19/2014	—	—	—	—
	100,000	(a)	—	—	7.600	8/21/2015	—	—	—	—

Conrad J. Fernandes	10,000		—	—	14.875	10/28/2008	—	—	—	—
	20,000		—	—	19.400	12/27/2011	—	—	—	—
	5,000		—	—	10.490	7/22/2012	—	—	—	—
	60,000	(a)	—	—	7.600	8/21/2015	—	—	—	—

David C. Graef	35,000		—	—	17.500	8/13/2009	—	—	—	—
	20,000		—	—	25.000	1/26/2011	—	—	—	—
	7,100		—	—	19.400	12/27/2011	—	—	—	—
	15,000		—	—	10.490	7/22/2012	—	—	—	—
	55,000	(a)	—	—	7.600	8/21/2015	—	—	—	—

(a)	Represents stock appreciation rights (SARs) granted in fiscal 2008. SARs awards vest in four successive annual installments of 25% of the total rights awarded on the anniversary of the grant date. The award recipient will have four years from the date of vesting of an annual installment to exercise that installment.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Thomas H. Reslewic	—	—	50,000	474,500
Sean B. O’Connor	—	—	5,250	46,403
Carmine J. Napolitano	—	—	—	—
Conrad J. Fernandes	—	—	30,000	284,700
David C. Graef	—	—	30,000	284,700

(1)	Represents the current year vesting of previously issued restricted stock awards.

Director Compensation

For fiscal year 2008, the Chairperson of our Board of Directors received an annual retainer of $35,000 payable in quarterly installments. The other non-employee directors each received an annual retainer of $20,000 payable in quarterly installments. The Chairpersons of the Compensation Committee and Audit Committee were paid an additional annual retainer of $10,000 payable in quarterly installments. The Chairperson of the Nominating/Governance Committee was paid an additional annual retainer of $5,000 payable in quarterly installments. All non-employee members of the Board of Directors received a meeting fee of $1,500 for attendance at each meeting of the Board of Directors or committee of the Board of Directors.

Pursuant to the 1998 Plan, each non-employee director receives upon initial election to the Board of Directors either a stock option grant of 15,000 shares to vest ratably over 36 months, or a restricted stock award of 10,000 shares of common stock, subject to such vesting and other conditions and restrictions as the Board may determine at its discretion. In fiscal 2008, the Compensation Committee with the assistance and advice of Watson Wyatt, revised the Board compensation such that each non-employee director will receive annually, an immediately vested restricted stock award equal to $95,000, calculated and recorded based on the fair market value on the date of grant, the closing price of the Company’s common stock on the Annual Shareholder Meeting date, rounded up or down to the nearest hundred shares. The compensation was effective for equity awards granted at the October 31, 2007 Annual Shareholder Meeting, which resulted in 9,700 shares being granted to each non-employee director.

The following table summarizes the compensation paid to our Board of Directors for fiscal 2008:

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Charles A. Dickinson	$72,500	$95,060	—	—	—	—	$167,560
Robert E. Anderson	75,000	95,060	—	—	—	—	170,060
Norman R. Robertson	65,000	95,060	—	—	—	—	160,060
William G. Scheerer	70,000	95,060	—	—	—	—	165,060
Allyn C. Woodward, Jr.	76,500	95,060	—	—	—	—	171,560
Walter O. LeCroy	—	—	—	—	—	108,250	108,250

(1)	Represents 9,700 immediately vested restricted stock awards.
(2)	Represents fiscal 2008 salary.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended June 28, 2008.

Compensation Committee:

Allyn C. Woodward, Jr., Chairman

Charles A. Dickinson, Member

William G. Scheerer, Member

September 24, 2008

PROPOSAL NO. 2—THE APPROVAL OF OUR 2008 STOCK INCENTIVE PLAN

On September 22, 2008, the Board of Directors voted to approve, subject to stockholder approval, the Company’s 2008 Stock Incentive Plan. The 2008 Stock Incentive Plan will become effective upon receipt of the requisite stockholder approval. For the reasons set forth below, the Board of Directors recommends that stockholders approve the 2008 Stock Incentive Plan.

The purpose of the 2008 Stock Incentive Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to (1) attract and retain the best available non-employee directors; and (2) attract, motivate and retain employees and consultants of exceptional ability and provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend. These purposes may be achieved through the grant of options to purchase Common Stock of the Company, the grant of Restricted Stock Awards and the grant of Performance Stock Awards.

The Board of Directors approved the 2008 Stock Incentive Plan, in part, on a belief that the few number of shares currently available under the 2003 Stock Incentive Plan and the Amended and Restated 1998 Non-Employee Director Stock Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Company also believes that operation of the 2008 Stock Incentive Plan is critical to attracting and retaining quality employees, consultants and non-employee directors in a competitive labor market, which is essential to the Company’s long-term growth and success.

The Company last requested additional shares in 2005. The Board believes that the proposed 2008 Stock Incentive Plan is necessary for the Company to offer a competitive equity incentive program. If approved, the additional shares will be a critical factor in attracting, retaining, and rewarding the high caliber employees and non-employee directors that are essential to the Company’s future success.

Principal Features of the 2008 Stock Incentive Plan

The full text of the 2008 Stock Incentive Plan is set forth as Appendix A hereto, and readers are urged to refer to it for a complete description of the Plan. Non-employee directors, employees and consultants of the Company, and any subsidiary of the Company are eligible to participate in the 2008 Stock Incentive Plan. The summary of the principal features of the 2008 Stock Incentive Plan which follows is qualified entirely by such reference.

Aggregate Share Limit—Common Stock Subject to the Plan

The aggregate number of shares of Common Stock that may be granted as Options, issued or transferred pursuant to the Plan shall not exceed 2,800,000 shares. For this purpose, each share of Common Stock issued pursuant to a Restricted Stock Award or pursuant to a Performance Stock Award shall consume 1.85 shares of the total shares available. No person may in any year be granted Options or issued Restricted Stock Awards or Performance Stock Awards with respect to more than 500,000 shares of Common Stock and no more than an aggregate of 2,800,000 shares of Common Stock may be granted as Incentive Stock Options under the Plan.

The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Compensation Committee (the “Committee”), from authorized but unissued shares of Common Stock Shares issued under the Plan, from treasury shares held by the Company, from shares reacquired or otherwise purchased by the Company or an independent agent in the open market for such purpose, or from any combination thereof.

If shares covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are forfeited, cancelled or surrendered for any reason, such number of shares (at the ratio such shares were initially taken into account for limit purposes) will no longer be charged against the limitation provided and may again be made subject to Awards.

Administration of the Plan

The Plan will be administered by the Committee, which shall consist of two or more persons. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall determine the Participants to whom, and the time or times at which, Awards may be granted and the number of shares subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Award Agreements, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

Terms and Conditions of Stock Options

•	The price at which Common Stock may be purchased by a Participant under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date of such Option.

•	Each Option shall be exercisable at such times, during such periods, and for such numbers of shares as shall be determined by the Committee and set forth in the Award Agreement.

•

Options granted to persons other than a Non-Employee Director expire no later than three months following termination of the optionee’s employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of twelve months after such termination. In any event, the Option shall expire no later than the seventh anniversary of the Grant Date.

•

Non-Statutory Stock Options granted to a Non-Employee Director shall expire on the earlier of the expiration date specified in the Award Agreement or instrument evidencing the Option grant or seven (7) years from the Grant Date of such Non-Statutory Stock Option.

•	Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

•

Incentive Stock Options may be granted under the Plan only to employees of the Company or a Subsidiary, and the aggregate Fair Market Value (determined as the Grant Date of Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) as currently required by the Internal Revenue Code. Any Options that purport to be Incentive Stock Options but which are granted to persons other than employees of the Company or a Subsidiary shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified, shall to the extent of such excess, be Non-Qualified Options.

Terms and Conditions of Restricted Stock Awards

All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

•	The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions, if any, are removed or expire, unless the Committee determines otherwise.

•

The Committee shall provide in a written Award Agreement that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse.

•	Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

•

The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

The restrictions imposed above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the Award Agreement or instrument evidencing the Restricted Stock Award grant, provided, however, that the restrictions on Restricted Stock Awards shall not fully lapse in less than three years from the Grant Date, or not less than one year from the Grant Date if such restrictions also require the achievement of one or more predetermined performance objectives. In the event a holder of a Restricted Stock Award ceases to be an employee or consultant of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment or consulting relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

Subject to the provisions above, the holder will have all rights of a stockholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other stockholders of the Company on any matter, unless the Committee determines otherwise.

Qualified Performance-Based Awards

The Committee has the ability to qualify Options or Restricted Stock Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Option or Award as a Qualified Performance-Based Award, the provisions of this Section will control over any contrary provision contained in the Plan. In the course of granting any Option or Restricted Stock Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

This Section will apply only to Participants who are “covered employees” within the meaning of Section 162(m) of the Code and to persons who the Committee determines are reasonably likely to become covered employees within the meaning of Section 162(m) of the Code in the period covered by an award of Options or Restricted Stock Awards selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Options or Restricted Stock Awards to such persons that do not satisfy the requirements of this Section.

Options may be granted as Qualified Performance-Based Awards, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less than 100% of the Fair Market Value of the Stock on Grant Date. With regard to Restricted Stock Awards intended to qualify as Qualified Performance-Based Awards, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth above.

Award Grants

The Committee shall determine and designate from time to time those Participants who are to be granted Awards, the type of each Award to be granted and the number of shares covered thereby or issuable upon exercise thereof. Each Award will be evidenced by a written Award Agreement which may include any other terms and conditions consistent with the Plan, as the Committee may determine.

No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the Grant Date, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the Grant Date.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to Awards granted under the 2008 Stock Incentive Plan based on the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Plan.

A recipient of a Stock Option will not have taxable income upon the grant of the Stock Option. For Non-statutory Stock Options, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the Fair Market Value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an Incentive Stock Option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period. If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the Fair Market Value of the shares on the date of exercise and the exercise price, and (ii) the difference between the sales price and the exercise price.

For Awards of Restricted Stock grants, the participant will not have taxable income upon the receipt of the Award (unless the participant files the appropriate election, thus electing to be taxed at the time the stock is granted rather than when it becomes vested). The Awards of Restricted Stock Grants will generally be subject to tax upon vesting as ordinary income equal to the Fair Market Value of the shares at the time of vesting less the amount paid for such shares (if any).

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any Award is subject to withholding taxes (not applicable to Incentive Stock Options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the Company’s other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the Company’s stockholders.

Adjustment Provisions

Upon the occurrence of a Change in Control of the Company, the Committee shall have discretion to provide for the Acceleration of one or more outstanding Options held by employees and the vesting of unvested shares held by employees as Restricted Stock Awards. Such Accelerated vesting may be conditioned on the termination of the affected Awardee’s employment. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the term of the Option in the Award Agreement.

In the event of an Acquisition: The unvested shares of Common Stock held by employees as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company’s repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options held by employees will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options, and/or (ii) the vesting of unvested shares held by employees as Restricted Stock Awards. Such Acceleration or vesting may be conditioned on the termination of the affected Awardee’s employment.

Amendment and Termination

The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if approval is required by law. Additionally, the Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Award held by such Participant as it deems advisable.

Effective Date of Plan and Duration of Plan

The Plan was effective on September 22, 2008, upon its adoption by the Board, subject to subsequent approval by the Company’s stockholders. The Plan will terminate on September 22, 2015.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF LeCROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2008 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities to be Issued Upon Exercise of Outstanding Options or Restricted Stock Awards (a)		Weighted Average Exercise Price of Outstanding Options (b)	* Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	1,907,547	(1)	$13.25	209,980	(2)
Equity compensation plans not approved by stockholders	87,027	(3)	$16.83	—

Total	1,994,574		$13.46	209,980

*	See below, “Securities Available for Future Issuance Under Equity Compensation” table for further Plan details.
(1)	Includes 1,411,043 shares to be issued upon exercise of outstanding options and 496,504 shares to be issued upon vesting of outstanding restricted stock awards.
(2)	This number excludes the 285,680 shares of common stock reserved for issuance under the Employee Stock Purchase Plan (ESPP).
(3)	These shares relate to the 2004 Employment Inducement Plan established in connection with the acquisition and merger of Computer Access Technology Corporation on October 29, 2004.

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Name	Number of Options/Shares Available for Grant
2003 Stock Incentive Plan (1)	71,150
1998 Non-Employee Director Stock Option Plan (2)	138,830

Total	209,980

(1)	The 2003 Stock Incentive Plan provides for the grant of stock options and restricted stock awards. Each share issued as a Restricted Stock Award and all other Awards other than Options will consume 1.7 shares of the total number of shares available for issuance under the Plan, which results in a grant of 41,853 Restricted Stock Awards.
(2)	Under the 1998 Non-Employee Director Stock Option Plan, the number of Options available for grant is 137,330 plus the number of Restricted Stock Awards available for grant is 1,500.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

LeCroy’s Audit Committee reports to and acts on behalf of the Board of Directors. The Audit Committee provides oversight of the Company’s independent registered public accounting firm along with the Company’s financial management and financial reporting procedures. The Audit Committee is comprised of directors who meet the independence requirements for board members prescribed by the Rule 4200 (a)(15) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under the guidelines of a written charter adopted by the Board of Directors which is available in the investor relations section of the Company’s website (www.lecroy.com) through a link to our “Governance” section or SEC filings.

The Company’s management has responsibility for preparing the Company’s financial statements and the Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing those financial statements. In this context, the Audit Committee met with management and KPMG LLP to review and discuss the Company’s audited financial statements. The Company’s management has represented to the Audit Committee that the financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles.

The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 114, “Auditor’s Communications with Those Charged with Governance” and had the opportunity to ask KPMG LLP questions relating to such matters. The discussions included matters relating to its judgments about the quality, as well as the acceptability, of the Company’s accounting principles utilized, the reasonableness of significant accounting judgments as applied in its financial reporting and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

In addition, the Audit Committee has discussed with KPMG LLP its independence from management and the Company, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee received a letter from KPMG LLP confirming its independence and discussed with KPMG LLP the matters covered in that letter. Additionally, the Committee reviewed and pre-approved all fees paid to the registered public accounting firm. These fees are disclosed in the next section of the Proxy Statement.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 28, 2008, for filing with the Securities and Exchange Commission. The Audit Committee has also retained KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009, and the Audit Committee and the Board of Directors have recommended that stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009.

The Audit Committee:

Robert E. Anderson, Chairman

Norman R. Robertson, Member

Allyn C. Woodward, Jr., Member

September 24, 2008

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

KPMG LLP (“KPMG”) billed us fees for the following services in fiscal 2007 and 2008.

	Fiscal Year Ended
	2008	2007
Audit Fees (1)	$900,000	$1,577,000
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	900,000	1,577,000
Tax Fees	—	—

Total Fees	$900,000	$1,577,000

(1)	Includes fees for the audit of our consolidated financial statements, the audit of internal control over financial reporting, statutory audits, quarterly review services, the issuance of consents and debt compliance letters, reviews of and assistance with documents filed with the SEC. In fiscal 2007, KPMG also invoiced us for accounting research and consultation services related to the Catalyst acquisition, convertible debt transactions and the issuance of comfort letters.

Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by KPMG. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the fees set forth above relate to engagements for which the pre-approval requirement was waived.

PROPOSAL NO. 3—RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009

The Board of Directors is submitting the selection of KPMG LLP to serve as our independent registered public accounting firm for fiscal 2009 for ratification in order to ascertain the views of our stockholders on this selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2009. If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representative(s) from KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement and answer questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF LeCROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of the outstanding shares of the Company’s Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company’s equity securities.

Based solely upon a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons, we believe that all of our directors, executive officers and greater than 10% stockholders have timely filed all reports required under Section 16(a) for fiscal year 2008.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to our bylaws, stockholder proposals submitted for consideration at the annual meeting must be delivered in writing, sent via registered, certified, or express mail to the Corporate Secretary at the principal executive office of the Company not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the release of this proxy statement to stockholders. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, delivered in writing, sent via registered, certified, or express mail, and addressed to the Secretary at our principal executive offices, not less than 120 days and not more than 150 days in advance of the first anniversary of the date of the Company’s proxy statement released to the Stockholders in connection with the previous year’s annual meeting.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. A proposal of a stockholder intended to be presented at the annual stockholders’ meeting to be held in 2009 must be delivered in writing, sent via registered, certified, or express mail, and received at our principal executive offices no earlier than May 2, 2009 and no later than June 1, 2009, if the stockholder making the proposal desires such proposal to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Bylaws, delivered in writing and sent via registered, certified, or express mail, and addressed to the Secretary at our principal executive offices, no earlier than May 2, 2009 and no later than June 1, 2009.

PROCEDURES FOR SUBMITTING DIRECTOR RECOMMENDATIONS TO THE NOMINATING/GOVERNANCE COMMITTEE

If a stockholder wishes the Nominating/Governance Committee to consider a recommended individual as a candidate for election to the Board of Directors, the stockholder must submit a request and provide the following information:

•	the name and the address of the stockholder making the submission and the name, address, telephone number and social security number of the candidate to be considered;

•

the class or series and number of shares of the Company’s stock that are beneficially owned by the stockholder making the submission, a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected;

•	a copy of the candidate’s resume and references; and

•

an analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria set forth in the Nominating/Governance Committee’s charter (including all regulatory requirements incorporated by references therein).

The foregoing information should be submitted to the Nominating/Governance Committee through the Corporate Secretary, LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Company’s independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Chairman should write to the address below:

Chairman of the Board of Directors

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

Those interested in communicating directly with the Board, any of the Board’s committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

Office of the Corporate Secretary

LeCroy Corporation

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no other matters that will be presented at the Annual Meeting other than that which is set forth herein. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the Annual Meeting.

Upon the written request of any stockholder of record or beneficial owner of common stock entitled to vote at the Annual Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the fiscal year ended June 28, 2008, as filed with the SEC. Requests should be directed to the Chief Financial Officer, at the Company’s executive offices, at the above address.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET (INSTRUCTIONS ARE ON YOUR PROXY CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

Appendix A

LeCroy Corporation

2008 Stock Incentive Plan

1. Introduction

(a) The purposes of this 2008 Stock Incentive Plan (the “Plan”) of LeCroy Corporation (the “Company”) are to promote the interests of the Company and its stockholders by strengthening the Company’s ability to (1) attract and retain the best available non-employee directors; and (2) attract, motivate, and retain employees and consultants of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend. These purposes may be achieved through the grant of options to purchase Common Stock of the Company, the grant of Restricted Stock Awards and the grant of Performance Stock Awards, as described below.

(b) The effective date of the Plan shall be September 22, 2008, subject to approval of the stockholders of the Company at the 2008 Annual Meeting of the Stockholders (the “Effective Date”).

2. Definitions.

(a) “Accelerate,” “Accelerated,” and “Acceleration,” when used with respect to an Option, mean that as of the relevant time of reference, such Option shall become fully exercisable with respect to the total number of shares of Common Stock subject to such Option and may be exercised for all or any portion of such shares.

(b) “Acquisition” means

(i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

(ii) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions.

(c) “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award or Performance Stock Award, as appropriate.

(d) “Award Agreement” means the agreement between the Company and the Participant specifying the terms and conditions as described thereunder.

(e) “Awardee” means a person receiving an Award hereunder.

(f) “Beneficial Ownership” means beneficial ownership determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and regulations thereunder.

(i) “Committee” means the Compensation Committee of the Board; provided, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the

Committee under the Plan, and during the period of effectiveness of any such resolution, references herein to the “Committee” shall mean the Board acting in such capacity.

(j) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders to accept, or

(ii) over a period of 12 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

(k) “Common Stock” means the authorized common stock of the Company have a par value of $0.01.

(l) “Company” means LeCroy Corporation.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(n) “Fair Market Value” means the value of a share of Common Stock as of the relevant time of reference, as determined as follows. If the Common Stock is then publicly traded, Fair Market Value shall be (i) the last sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price of the Common Stock reported in the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in the NASDAQ National Market System. If the Common Stock is not then publicly traded, Fair Market Value shall be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms’-length private transactions, and in compliance with Section 409A of the Code.

(o) “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date provided in the Award Agreement as the Committee shall determine in its sole discretion.

(p) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” under Section 422 of the Code.

(q) Non-Employee Director means an individual who is an outside member of the Board of Directors of the Company, is not an employee of the Company and is granted an Award pursuant to the Plan.

(r) “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as appropriate.

(t) “Participant” means any person selected to receive an Award pursuant to the Plan.

(u) “Plan” means this 2008 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

(v) “Restricted Stock Award” means a right to the grant or purchase, at a 100% Fair Market Value price of Common Stock which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.

(w) “Subsidiary” means any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) of the Company.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to the Plan shall not exceed 2,800,000 shares. For this purpose, each share of Common Stock issued pursuant to a Restricted Stock Award or pursuant to a Performance Stock Award shall consume 1.85 shares of the total shares available for grant. Subject to adjustment in accordance with the provisions of Section 8 of the Plan, (i) no person may in any year be granted Options or Restricted Stock Awards with respect to more than 500,000 shares of Common Stock, and (ii) no more than an aggregate of 2,800,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

(b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock issued under the Plan, from treasury shares held by the Company, from shares reacquired or otherwise purchased by the Company or an independent agent in the open market for such purpose, or from any combination thereof.

(c) If shares of Common Stock covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are expired, forfeited, cancelled or surrendered for any reason without having been exercised in full, such number of shares of Common Stock associated with the expired, forfeited, cancelled or surrendered portion of the Award shall again become available for issuance under the Plan (at the ratio such shares were initially taken into account for limit purposes) will no longer be charged against the limitation provided in Section 3(a) and may again be made subject to Awards. Shares of Common Stock tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan and Shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options granted under the Plan or upon any other payment or issuance of shares of Common Stock under the Plan shall not become available for issuance under the Plan.

4. Administration of the Plan.

(a) The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan.

(b) The Plan will be administered by the Committee, which shall consist of two or more persons. The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall determine the Participants to whom, and the time or times at which, Awards may be granted and the number of shares of Common Stock subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Award Agreements, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

(c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Award under it.

5. Grants.

(a) The Committee shall determine and designate from time to time those Participants who are to be granted Awards, the type of each Award to be granted and the number of shares of Common Stock covered thereby or issuable upon exercise thereof. Each Award will be evidenced by a written Award Agreement which may include any other terms and conditions consistent with the Plan, as the Committee may determine.

(b) No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the Grant Date, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the Grant Date.

6. Terms and Conditions of Stock Options.

(a) The price at which Common Stock may be purchased by a Participant under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date of such Option.

(b) Each Option shall be exercisable at such times, during such periods, and for such numbers of shares of Common Stock as shall be determined by the Committee and set forth in the Award Agreement (subject to Acceleration by the Committee, in its discretion).

(c) Options granted to persons other than a Non-Employee Director expire no later than three months following termination of the optionee’s employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of twelve months after such termination. In any event, the Option shall expire no later than the seventh anniversary of the Grant Date.

(d) Non-Statutory Stock Options granted to a Non-Employee Director shall expire on the earlier of the expiration date specified in the agreement or instrument evidencing the Option grant or seven (7) years from the Grant Date of such Non-Statutory Stock Option.

(e) Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

(f) Incentive Stock Options may be granted under the Plan only to employees of the Company or a Subsidiary, and the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Internal Revenue Code. Any Options that purport to be

Incentive Stock Options but which are granted to persons other than employees of the Company or a Subsidiary shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified in this Section 6(e), shall to the extent of such excess be, Non-Qualified Options.

(g) No fractional shares will be issued pursuant to the exercise of an Option, nor will any cash payment be made in lieu of fractional shares.

7. Terms and Conditions of Restricted Stock Awards.

(a) All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

(i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions, if any, are removed or expire, unless the Committee determines otherwise.

(ii) The Committee shall provide in a written Award Agreement that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

(iii) Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

(iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

(b) The restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the Award Agreement or instrument evidencing the Restricted Stock Award grant, provided, however, that the restrictions on Restricted Stock Awards shall not fully lapse in less than three years from the Grant Date, or not less than one year from the Grant Date if such restrictions also require the achievement of one or more predetermined performance objectives. In the event a holder of a Restricted Stock Award ceases to be an employee or consultant of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment or consulting relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

(c) Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all rights of a stockholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other stockholders of the Company on any matter, unless the Committee determines otherwise.

8. Adjustment Provisions.

(a) All of the share numbers set forth in the Plan reflect the capital structure of the Company as of September 22, 2008. Subject to Section 8(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum numbers and kinds of shares provided in Sections 3 and 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

(b) Upon the occurrence of a Change in Control of the Company, the Committee shall have discretion to provide for the Acceleration of one or more outstanding Options held by employees and the vesting of unvested shares held by employees as Restricted Stock Awards. Such Accelerated vesting may be conditioned on the termination of the affected Awardee’s employment. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the term of the Option in the Award Agreement.

(c) In the event of an Acquisition: The unvested shares of Common Stock held by employees as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company’s repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options held by employees will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options, and/or (ii) the vesting of unvested shares held by employees as Restricted Stock Awards. Such Acceleration or vesting may be conditioned on the termination of the affected Awardee’s employment.

(d) Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, shall be appropriately adjusted, immediately after such Acquisition, to apply to the number and class of securities that would have been issued to the Awardee, in consummation of such Acquisition. Appropriate adjustments shall also be made to the Option price payable per share, provided, that the aggregate Option price payable for such securities shall remain the same. The class and number of securities available for issuance under the Plan following the consummation of such Acquisition shall be appropriately adjusted.

(e) Adjustments under this Section 8 will be made by the Committee in accordance with the terms of such sections, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of such sections will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9. Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Options or Restricted Stock Awards as “performance-based compensation” under Section 162(m) of the Code. Special definitions apply for purposes of this Section 9 and are set forth at the end of this Section 9. If the Committee, in its discretion, decides to grant an Option or Award as a Qualified Performance-Based Award, the provisions of this Section 12 will control over any contrary provision contained in the Plan. In the course of granting any Option or Restricted Stock Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified

Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 9 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Applicability. This Section 12 will apply only to Participants who are “covered employees” within the meaning of Section 162(m) of the Code and to persons who the Committee determines are reasonably likely to become covered employees within the meaning of Section 162(m) of the Code in the period covered by an award of Options or Restricted Stock Awards selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Options or Restricted Stock Awards to such persons that do not satisfy the requirements of this Section 9.

(d) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 6, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less than 100% of the Fair Market Value of the Stock on Grant Date. With regard to Restricted Stock Awards intended to qualify as Qualified Performance-Based Awards, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 3 above.

(g) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code. In the case of a Qualified Performance-Based Award which is a Restricted Stock Award, no additional vesting or pro ration of the Award shall be allowed on a Change in Control, except to the extent allowed by Section 162(m) of the Code.

(h) Definitions. As used in this Section 12:

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, order growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, Stock price growth, stockholder returns, gross or net profit margin, operating earnings, expense management, cost reduction, EBITDA, net revenue per employee, inventory, inventory turns, customer satisfaction indicators, strategic innovation, efficiency measures, earnings per share, price per share of Stock, and market share, or any of the foregoing before the effect of acquisitions, accounting changes, realignment, restructuring and special charges (determined according to criteria established by the Committee) and any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(ii) Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, product family, business unit, subsidiary, or an individual.

(iii) Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Qualified Performance-Based Award.

(iv) Qualified Performance-Based Awards means awards of Options or Restricted Stock Awards under this Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10. General Provisions.

(a) Nothing in the Plan, Award Agreement or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of, as a consultant to of the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment or consulting relationship of any Participant at any time, with or without cause, nor shall the Plan, Award Agreement or other instrument confer any right on a Non-Employee Director to remain on the Board of Directors or effect the right to terminate or otherwise remove a director.

(b) No shares of Common Stock will be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d) The Committee shall adopt rules regarding the withholding of federal, state, or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan. With respect to any nonqualified stock option, the Committee, in its discretion, may permit the Participant to satisfy, in whole or in part, any tax withholding obligation that may arise in connection with the exercise of the nonqualified stock option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

(e) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

(f) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

11. Amendment and Termination.

(a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if approval is required by law.

(b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Award held by such Participant as it deems advisable.

(c) No amendment, suspension or termination of the Plan will, without the consent of the Participant adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.

12. Effective Date of Plan and Duration of Plan.

The Plan became effective upon its adoption by the Board on September 22, 2008, subject to subsequent approval by the Company’s stockholders. The Plan will terminate on September 22, 2015.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on November 2, 2008.

Vote by Internet

•    Log on to the Internet and go to

www.investorvote.com

•    Follow the steps outlined on the secured website.

Vote by telephone

•    Within the US, Canada & Puerto Rico, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

•    Outside the US, Canada & Puerto Rico, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

•    Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the election of the listed nominees.

1. Election of Directors
	For	Withhold		For	Withhold
01 - Norman R. Robertson*	☐	☐	02 - Robert W. Chlebek*	☐	☐

* Each to be elected as Directors for a term expiring in 2011 (as set forth in the Proxy Statement).

The Board of Directors recommends a vote FOR the Proposals 2 and 3.

	For	Against	Abstain			For	Against	Abstain
2. Approval of the 2008 Stock Incentive Plan.	☐	☐	☐	3.	Ratification of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance
	Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE:    Please sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as Executor, Administrator, Trustee or Guardian, etc., please add your full title. This proxy votes all shares held in all capacities.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – LECROY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeCroy Corporation hereby appoints each of Sean B. O’Connor and Roger D. Feldman, as the undersigned’s attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name of and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Monday, November 3, 2008, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE GIVEN, THE PROXIES WILL VOTE (1) “FOR” THE ELECTION OF ALL LISTED NOMINEES AS LISTED ON THE REVERSE SIDE OF THIS CARD, (2) “FOR” proposal 2 and proposal 3, and (3) IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.